Exhibit 10.6

Summary Translation of Agreement with Hangzhou Sigma Trading Co., Ltd.

Party A (buyer): Hangzhou Sigma Trading Ltd.

Party B (seller): Zhejiang Forest Bamboo Energy Technology Ltd.

Products: Super capacitor carbon

Payment: Party A will make payment within three months upon receipt of goods.

Quality: Party B ensures the quality meet the national and industry standards; if the quality of the delivered products does not meet Party A’s standard, both parties shall jointly settle the issues through negotiations; upon failure of such negotiations, the dispute can be brought to local court.

Delivery Site: As Party A designates.

Transportation/Shipping: Party B will be responsible for any related costs; via logistics shipping.

Packing Requirements: Packaging quality shall endure any long distance shipping without any damage to the products; packaging materials and cost will be provided by Party B; Party B shall provide lists of contents (including quantity, weight, etc.) and quality inspection reports; invoices will be delivered to Party A via Express Delivery.

Contract Period: 2013-01-01 till 2015-12-31